COMPAQ COMPUTER CORPORATION                                    P.O. BOX 692000
PUBLIC RELATIONS DEPARTMENT                          HOUSTON, TEXAS 77269-2000
                                                              TEL 281-514-0484
                                                              FAX 281-514-4583

                                                         HTTP://WWW.COMPAQ.COM


          [COMPAQ  LOGO]

                                                                  NEWS RELEASE





FOR  IMMEDIATE  RELEASE
-----------------------

              COMPAQ'S SECOND QUARTER UNIT SALES GROW 42 PERCENT;
                             EVA MORE THAN DOUBLES

     HOUSTON, July 10, 1997 - Compaq Computer Corporation (NYSE:CPQ) today announced worldwide sales of $5.0 billion for the second quarter ended June
30, 1997, an increase of 25 percent compared to the second quarter of 1996 and a 42 percent unit growth for the same period. Net income increased by 58 percent to $422 million or $1.48 per share, excluding a $208 million or $.73 per share non-recurring charge for purchased in-process technology in connection with the Microcom acquisition. Net income after the non-recurring charge for purchased in-process technology was $214 million or $.75 per share.

     "These results reflect an excellent second quarter for Compaq, our customers and shareholders," said Eckhard Pfeiffer, President and Chief
Executive Officer, Compaq Computer Corporation. "We continue to accelerate our market growth across all geographies and all product groups while increasing profitability."

     "We're  very  pleased  with  the  consistency  of our financial progress, especially  with  the improvements in earnings and the growth of gross margins to  25.3  percent  in the second quarter," said Earl Mason, Compaq Senior Vice
President and Chief Financial Officer.  "Our ongoing focus on asset management increased  inventory  turns  from  7.1  to  10.4,  and  decreased  Days  Sales
Outstanding  from  60  to   39  days.    Taken  together,  these   operational
improvements  lifted  our  cash  balance 165 percent from the previous year to
$5.1  billion.  These excellent results more than doubled Economic Value Added
(EVA)  to $345 million at the end of the second quarter, providing a continued
increase  in  shareholder  value."

OUTLOOK
     "Our  outlook continues to call for a strong second half," said Pfeiffer.
"We're confident that Compaq's new business model will accelerate market share gains  and  improve profitability.  We are now implementing the first phase of optimizing  our  entire  distribution  model  from design to manufacturing and
delivery.    This  first  phase,  known  as  Build-to-Order,  will  result  in substantial  customer benefits.  These include a shortened manufacturing cycle time, greater product availability and predictability, lower channel inventory and  reduced product costs.  Customers will continue to receive Compaq quality and  innovation  at  the  most  compelling  prices  and  lowest  total cost of
ownership.    In  fact,  we  expect  our  new distribution model to enable the industry's most satisfying buying and ownership experience as well as the most efficient,  cost  effective  and  comprehensive  fulfillment  process."

COMPANY  BACKGROUND
     Compaq  Computer Corporation, a Fortune 100 company, is the fifth largest computer  company  in  the  world  and the largest global supplier of personal computers,  delivering  useful innovation through products that connect people with people and people with information.  The company is an industry leader in
environmentally   friendly  programs  and  business   practices.    Compaq  is
strategically organized to meet the current and future needs of its customers, offering  Internet  and  enterprise  computing solutions, networking products,
commercial  PC  products  and  consumer  PCs.    As  the leader in distributed
enterprise solutions, Compaq has shipped over a million servers.  In 1996, the company  reported  worldwide  sales of $18.1 billion. Compaq products are sold and  supported  in  more  than  100  countries through a network of authorized
Compaq  marketing  partners. Customer support and information about Compaq and
its   products  can   be  found  at   http://www.compaq.com   or  by   calling
1-800-OK-COMPAQ.    Product information and reseller locations can be obtained by  calling  1-800-345-1518.

     This  release  contains  forward-looking  statements  based   on  current
expectations  that involve a number of risks and uncertainties.  The potential risks  and  uncertainties that could cause actual results to differ materially include  the operational integration associated with mergers and acquisitions;
market   responses   to   pricing  actions  and   promotional  programs;   the
implementation  of  operations  and  systems improvements; timely development, production,  and acceptance of new products; continued competitive factors and pricing  pressures;  changes in product mix; and inventory risks due to shifts
in  market  demand.   Further information on the factors that could affect the
company's  financial  results  are  included  in  the  company's  SEC filings, including  the  Form  10-Q  for the quarter ended March 31, 1997, and the Form
10-Q  for  the  quarter  ended  June  30,  1997,  which will be filed shortly.

     (Attached is the Consolidated Balance Sheet and Statement of Income.)

                                 #     #     #

Compaq, Registered U.S. Patent and Trademark Office. Product names mentioned herein may be trademarks and/or registered trademarks of their respective companies.

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

                           COMPAQ COMPUTER CORPORATION
                           CONSOLIDATED BALANCE SHEET
                                   (UNAUDITED)


                                     ASSETS
                                                                JUNE 30,   DECEMBER 31,
                                                                   1997       1996
                                                                   ----       ----
                                                                    (in millions)

Current assets:
   Cash and cash equivalents                                    $ 4,215    $ 2,920
   Short-term investments                                           898      1,073
   Accounts receivable, net                                       2,172      3,168
   Inventories                                                    1,598      1,152
   Deferred income taxes                                            791        761
   Other current assets                                             121         95
                                                                -------    -------
      Total current assets                                        9,795      9,169
Property, plant and equipment, less accumulated depreciation      1,223      1,172
Other assets                                                        262        185
                                                                -------    -------
                                                                $11,280    $10,526
                                                                =======    =======


LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable                                             $ 2,421    $ 1,962
   Income taxes payable                                             192        322
   Other current liabilities                                      1,591      1,568
                                                                -------    -------
      Total current liabilities                                   4,204      3,852
                                                                -------    -------
Long-term debt                                                                 300
                                                                -------    -------
Deferred income taxes                                               259        230
                                                                -------    -------
Stockholders' equity:-
    Preferred stock, $.01 par value
       (authorized: 10 million shares; issued: none)
    Common stock and capital in excess of $.01 par value
       (authorized: 1 billion shares; issued and outstanding:
       276.5 million shares at June 30, 1997 and
       273.6 million shares at December 31, 1996)                 1,179      1,107
    Retained earnings                                             5,638      5,037
                                                                -------    -------
       Total stockholders' equity                                 6,817      6,144
                                                                -------    -------
                                                                $11,280    $10,526
                                                                =======    =======





                            COMPAQ COMPUTER CORPORATION
                          CONSOLIDATED STATEMENT OF INCOME
                                    (UNAUDITED)


                                                     SIX MONTHS      QUARTER ENDED
                                                   ENDED JUNE 30,      JUNE 30,
                                                   -------------------------------
                                                   1997     1996     1997     1996
                                                   ----     ----     ----     ----
                                               (in millions, except per share amounts)

Sales                                              $9,817   $8,206  $5,012   $4,001
Cost of sales                                       7,370    6,400   3,743    3,080
                                                   -------  ------- -------  ------
                                                    2,447    1,806   1,269      921
                                                   -------  ------  -------  ------

Selling, general and administrative expense         1,021      871     522      440
Research and development costs                        250      197     128       94
Purchased in-process technology (1)                   208              208
Other income and expense, net                        ( 14)      22     ( 2)       5
                                                   -------  ------  -------  ------
                                                    1,465    1,090     856      539
                                                   -------  ------  -------  ------
Income before provision for income taxes              982      716     413      382
Provision for income taxes                            381      215     199      115
                                                   -------  ------  -------  ------
Net income                                         $  601   $  501  $  214   $  267
                                                   =======  ======  =======  ======

Earnings per common and common equivalent share:
          Primary                                  $ 2.12   $ 1.81  $ 0.75   $ 0.97
                                                   =======  ======  ======   ======
          Assuming full dilution                   $ 2.11   $ 1.81  $ 0.75   $ 0.96
                                                   =======  ======  =======  ======

Shares used in computing earnings per common
  and common equivalent share:
          Primary                                   283.8    276.4   284.6    276.7
                                                   =======  ======  =======  ======
          Assuming full dilution                    284.8    277.0   285.0    277.1
                                                   =======  ======  =======  ======




(1) Represents  a  $208  million  ($ .73 per share) non-recurring, non-tax deductible  charge  for  purchased  in-process  technology  in  connection with the
Microcom  acquisition  during  the  second  quarter  of  1997.

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